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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        DATE OF REPORT: DECEMBER 7, 2000
               (DATE OF EARLIEST EVENT REPORTED: DECEMBER 4, 2000)

                       KINDER MORGAN ENERGY PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)




           DELAWARE                     1-11234                76-0380342
 (State or other jurisdiction         (Commission           (I.R.S. Employer
       of incorporation)             File Number)          Identification No.)



                          500 Dallas Street, Suite 1000
                              Houston, Texas 77002
          (Address of principal executive offices, including zip code)


                                  713-369-9000
              (Registrant's telephone number, including area code)


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ITEM 5.           OTHER EVENTS.

         On December 4, 2000, Kinder Morgan Energy Partners, L.P. issued a press release announcing that it has purchased Delta Terminal Services, Inc. for approximately $144 million in cash. The acquisition includes two liquid bulk storage terminals in New Orleans, Louisiana and Cincinnati, Ohio. The facilities provide services to producers of petroleum, chemicals and other products. The New Orleans terminal has a storage capacity of 2.5 million barrels. It is located at the 98.5-mile point on the Mississippi River close to the Harvey Canal and the Greater New Orleans Bridge. The terminal serves the New Orleans/Baton Rouge corridor and is situated on approximately 100 acres of land. The Cincinnati terminal has a storage capacity of 500,000 barrels. It is located at the 465.7-mile point on the Ohio River and is situated on approximately 60 acres of land.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

         99(a)    Press release issued December 4, 2000.


                                      -2-
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       KINDER MORGAN ENERGY PARTNERS, L.P.

                                       By:  KINDER MORGAN G.P., INC.,
                                            its general partner


         Dated: December 7, 2000       By:  /s/ JOSEPH LISTENGART
                                          --------------------------------------
                                            Joseph Listengart
                                            Vice President, General Counsel and
                                            Secretary


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                                  EXHIBIT INDEX

EXHIBIT
NUMBER             DESCRIPTION
-------            -----------
  99(a)            Press release issued December 4, 2000.